EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pioneer Natural Resources Company 2006 Long Term Incentive Plan of our reports dated February 24, 2009, with respect to the consolidated financial statements of Pioneer Natural Resources Company included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of Pioneer Natural Resources Company filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

August 12, 2009